Exhibit 23.2

ARMANINO McKENNA LLP
Certified Public Accountants & Consultants
12667 Alcosta Blvd., Suite 500
San Ramon, CA 94583-4427
ph: 925.790.2600
fx: 925.790.2601
www.amllp.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We hereby consent to the inclusion of our Independent Auditors' Report dated September 2, 2005 (except for the restatement described in Note 8 to the Consolidated Financial Statements, as to which the date is January 11, 2006) on the balance sheets of Power Air Tech, Inc. (a development stage enterprise) as of June 30, 2005 and 2004, and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended June 30, 2005 and for the period from October 15, 1997 (inception) to June 30, 2005 in this Form SB-2 Registration Statement dated August 2, 2006 to be filed with the United States Securities and Exchange Commission.

/s/ Armanino McKenna LLP

San Ramon, California

August 2, 2006

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